UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________________

FORM 8-K

Current Report
Dated June 29, 2016

of

AGCO CORPORATION

A Delaware Corporation
IRS Employer Identification No. 58-1960019
SEC File Number 1-12930

4205 River Green Parkway
Duluth, Georgia 30096
(770) 813-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On June 29, 2016, the Company agreed to acquire all of the stock of Cimbria Holdings Limited from Silverfleet Capital (and management sellers) for approximately $340 million.  Cimbria, headquartered in Thisted, Denmark, is a leading global manufacturer of equipment used for seed processing and post-harvest grain handling. It has four main production facilities in Denmark, Austria, the Czech Republic and Italy.  The purchase agreement contains customary warranties and undertakings from the sellers.  Closing of the transaction is subject to regulatory filings and approvals in several European countries, and the seller not being in breach of certain warranties and undertakings. Closing is also subject to other customary closing conditions.  The transaction is expected to close during the third quarter of 2016.  A press release describing the transaction is attached as Exhibit 99.1 to this report.

Item 9.01.    Financial Statements and Exhibits.

99.1 Press Release of AGCO Corporation, issued June 29, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGCO Corporation

By:	/s/ Andrew H. Beck
Andrew H. Beck Senior Vice President and Chief Financial Officer

Dated: July 1, 2016

Exhibit Index

Exhibit No.	Description

99.1	Press Release of AGCO Corporation, issued June 29, 2016